Exhibit 99.1

Contact:

Investors -- Douglas J. Pike (713) 309-4590

Media - Lisa M. Martin (713) 309-4890

Lyondell-Citgo Refining LP Restarts Fluid Unit

HOUSTON (December 5, 2005) -- Lyondell Chemical Company (NYSE: LYO) today announced that Lyondell-Citgo Refining LP (LCR) restarted its fluid catalytic cracking unit (FCCU) over the weekend.

Operating rates of both the 268,000 barrels-per-day refinery and the 98,000 barrels-per-day FCCU are being increased.

LCR is a joint venture between Lyondell and CITGO Petroleum Corporation.

ABOUT LYONDELL
Lyondell Chemical Company, headquartered in Houston, Texas, is North America's third-largest independent, publicly traded chemical company. Lyondell is a major global manufacturer of basic chemicals and derivatives including ethylene, propylene, titanium dioxide, styrene, polyethylene, propylene oxide and acetyls. It also is a significant producer of gasoline blending components. The company has a 58.75 percent interest in Lyondell-Citgo Refining LP, a refiner of heavy, high-sulfur crude oil. As a result of Lyondell's November 30, 2004 acquisition of Millennium Chemicals Inc., Millennium and Equistar Chemicals, LP are wholly owned subsidiaries of Lyondell. Lyondell is a global company operating on five continents and employs approximately 10,000 people worldwide.

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SOURCE: Lyondell Chemical Company